JACKSON RETIREMENT INVESTMENT ANNUITY ® (04/26)
APPLICATION FOR AN INDIVIDUAL VARIABLE AND FIXED ANNUITY
(ICC20 VA730)

JACKSON®
National Life Insurance Company

Home Office: Lansing, Michigan
www.jackson.com

Jackson National Life Insurance Company®
("Jackson®", "the Company")

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-873-5654
Fax: 800-943-6761
Email: customercare@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable)

Jackson pre-assigned Contract Number (if applicable)

Primary Owner

- **PLEASE PRINT CLEARLY**

Type of Ownership:

☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Social Security Number or Tax ID Number

Phone Number (include area code)

U.S. Citizen ☐ Yes ☐ No

Resident Alien ☐ Yes ☐ No

Country of Residence

Sex ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy)

Email Address

First Name

Middle Name

Last Name

Non-Natural Owner/Entity Name (if applicable)

Residential Address Line 1 (no P.O. Boxes)

Residential Address Line 2

Residential Address City

State

ZIP

Mailing Address Line 1

Mailing Address Line 2

Mailing Address City

State

ZIP

ICC24 VDA 730 10/24 Page 1 of 14 **V730 04/26**

Page 2 of 14 V730 04/26ICC24 VDA 730 10/24 Joint Owner First Name Middle Name Last Name Relationship to Owner Social Security Number Phone Number (include area code) Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 First Name Middle Name Last Name Social Security Number Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 Date of Birth (mm/dd/yyyy) Social Security Number Primary Annuitant Joint Annuitant Phone Number (include area code) Date of Birth (mm/dd/yyyy) Email Address (print clearly)Date of Birth (mm/dd/yyyy) Joint Annuitant Not Applicable Country of Residence Sex Male Female Country of Residence Sex Male Female First Name Middle Name Last Name Relationship to Primary Annuitant Phone Number (include area code) Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 Country of Residence Sex Male Female Resident Alien Yes No U.S. Citizen Yes No Resident Alien Yes No U.S. Citizen Yes No Resident Alien Yes No U.S. Citizen Yes No Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

Beneficiary(ies)

! It is required for Good Order that the Percentage of Death Benefit be **whole numbers** and **must** total 100% for each beneficiary type.
If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.

- Please use the Beneficiary Designation Supplement form (X3041) for additional beneficiaries.

☐ Primary | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

ICC24 VDA 730 10/24 Page 3 of 14 **V730 04/26**

Tax Qualification

❗ The Variable Annuity Automatic Withdrawal Request form (V4370) will be required for Required Minimum Distributions (RMDs) or if a Stretch or Deferral qualification is elected.

☐ Non-Tax Qualified ☐ Individual Retirement Annuity (IRA) - Traditional ☐ Roth IRA

☐ Simplified Employee Pension (SEP) ☐ 403(b) Tax Sheltered Annuity (TSA)

☐ Roth Conversion ☐ Other: ____________

☐ Stretch IRA ☐ Stretch Roth IRA ☐ Non-Qualified Stretch

☐ 10-Year Qualified Deferral ☐ 10-Year Roth Deferral

For Stretch or Deferral, please provide the deceased's information:

Complete for original deceased contract Owner:

First Name	Middle Name	Last Name

Relationship to Current Owner/Applicant	Date of Birth (mm/dd/yyyy)	Date of Death (mm/dd/yyyy)

Complete for original deceased contract beneficiary:

First Name	Middle Name	Last Name

Relationship to Current Owner/Applicant	Date of Birth (mm/dd/yyyy)	Date of Death (mm/dd/yyyy)

Statement Regarding Existing Policies or Annuity Contracts

❗ It is required for Good Order that this entire section be completed.

I (We) (Owner(s)/Applicant(s)) certify that with regard to Jackson or any other company: (Must select one)

☐ I (We) **do not have** existing life insurance policies or annuity contracts.

☐ I (We) **do have** existing life insurance policies or annuity contracts.

Notice to Financial Professional: If the Applicant does have existing life insurance policies or annuity contracts, you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Financial Professional and Applicant, with the Application.

Are you replacing or changing an existing life insurance policy or annuity contract? ☐ **Yes** ☐ **No**

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

____

If an Annuitization/Income Date is not specified, Jackson will default to the Latest Income Date as shown in the Contract.

ICC24 VDA 730 10/24 Page 4 of 14 **V730 04/26**

Premium Payment

❗ External Transfers: The Request for Transfer or Exchange of Assets form (X3783) must be submitted if Jackson is to request the release of funds.

- For more than two account transfers, please provide account information on the Letter of Instruction form (X4250) and submit with application.

Select payment method. Must select at least one:

☐ **Jackson to request funds** ☐ **Financial Professional or Owner to request funds**

☐ **Payment included** ☐ **In-house funding - Select one:**
☐ **Internal Transfer** ☐ **Death Claim Proceeds**

Anticipated total amount from:

Check(s) $ ______ External Transfer(s) $ ______

Internal Transfer(s)/Death Claim Proceeds $ ______ ACH/Wire(s) $ ______

Please provide the following information if applicable:

Company Releasing Funds	Account Number	Maturity Date	Transfer Type	Anticipated Transfer Amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Non-Qualified Plans: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plans: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

For IRA - Traditional or Roth IRA Tax Qualifications, please indicate tax contribution year(s) and amount(s). If the year(s) is (are) not indicated, Jackson will default to the current tax year.

Year: ______ $ ______ Year: ______ $ ______

Telephone/Electronic Transaction Authorization

- **If no election is made, Jackson will default to "No."**

By checking "Yes,"I (we) authorize Jackson to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep), or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson's administrative procedures.

Do you consent to Telephone/Electronic Transaction Authorization? ☐ **Yes** ☐ **No**

Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic transaction authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction where Jackson's administrative procedures were properly followed. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us) (Owner(s)/Applicant(s)).

To give consent to initiate partial withdrawals via telephone, internet, or other electronic medium, please complete the Telephone/Electronic Transaction Authorization form (V3982).

ICC24 VDA 730 10/24 Page 5 of 14 **V730 04/26**

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.

Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 11.

Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ______________ **OR** ☐ Immediately after issue.

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson will default the start date and all subsequent transfer dates to the 28th. If funds are received after the designated start date, the program will begin one frequency from the designated start date.

Special Dollar Cost Averaging (DCA+). To elect Special Dollar Cost Averaging (DCA+), please see Premium Allocation options on page 8.

Other Systematic Investment Options may be available. Please see Systematic Investment form (V5975).

Premium Allocation

! Tell Jackson how you want your annuity Premiums invested. **TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENT-AGES.**

! **Total number of allocation selections may not exceed 99.**

- Certain broker-dealers may limit the Investment Divisions and/or Fixed Account Option available under the Contract. Please see Applicant Acknowledg-ments on page 11.

%	Investment Division	Code
	JNL® Aggressive Growth Allocation	(578)
	JNL Bond Index	(715)
	JNL Conservative Allocation	(581)
	JNL Emerging Markets Index	(716)
	JNL Growth Allocation	(577)
	JNL Growth ETF Allocation	(585)
	JNL International Index	(717)
	JNL Mid Cap Index	(718)
	JNL Moderate Allocation	(582)
	JNL Moderate ETF Allocation	(583)
	JNL Moderate Growth Allocation	(576)
	JNL Moderate Growth ETF Allocation	(584)
	JNL Multi-Manager Alternative	(407)
	JNL Multi-Manager Emerging Markets Equity	(432)
	JNL Multi-Manager Floating Rate Income	(556)
	JNL Multi-Manager Global Small Cap	(505)
	JNL Multi-Manager International Equity	(447)
	JNL Multi-Manager International Small Cap	(692)
	JNL Multi-Manager Mid Cap	(529)
	JNL Multi-Manager Select Equity	(732)
	JNL Multi-Manager Small Cap Growth	(450)
	JNL Multi-Manager Small Cap Value	(495)
	JNL S&P 500 Index	(553)
	JNL Small Cap Index	(719)
	JNL/American Funds® Balanced	(473)
	JNL/American Funds Bond Fund of America	(714)
	JNL/American Funds Capital Income Builder	(691)
	JNL/American Funds Global Growth	(586)

PREMIUM ALLOCATIONS CONTINUED ON PAGES 7 AND 8.

ICC24 VDA 730 10/24 Page 6 of 14 **V730 04/26**

Premium Allocation (continued from page 6)

Total number of allocation selections may not exceed 99.

Tell Jackson how you want your annuity Premiums invested.
TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENT-AGES.

	JNL/American Funds Growth	(587)
	JNL/American Funds Growth Allocation	(527)
	JNL/American Funds Growth-Income	(506)
	JNL/American Funds International	(507)
	JNL/American Funds Moderate Allocation	(740)
	JNL/American Funds Moderate Growth Allocation	(526)
	JNL/American Funds New World	(508)
	JNL/American Funds Washington Mutual Investors	(503)
	JNL/BlackRock Global Allocation	(509)
	JNL/BlackRock Global Natural Resources	(498)
	JNL/BlackRock Large Cap Select Growth	(436)
	JNL/Causeway International Value Select	(460)
	JNL/Cohen & Steers U.S. Realty	(693)
	JNL/DFA International Core Equity	(706)
	JNL/DFA U.S. Core Equity	(449)
	JNL/DFA U.S. Small Cap	(588)
	JNL/DoubleLine® Core Fixed Income	(461)
	JNL/DoubleLine® Emerging Markets Fixed Income	(536)
	JNL/DoubleLine® Shiller Enhanced CAPE®	(537)
	JNL/DoubleLine® Total Return	(589)
	JNL/Dreyfus Government Money Market	(441)
	JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth	(532)
	JNL/Fidelity Institutional AM® Total Bond	(444)
	JNL/First Sentier Global Infrastructure	(517)
	JNL/Franklin Templeton Income	(430)
	JNL/Goldman Sachs 4	(677)
	JNL/GQG Emerging Markets Equity	(539)
	JNL/Invesco Small Cap Growth	(482)
	JNL/JPMorgan Hedged Equity	(694)
	JNL/JPMorgan MidCap Growth	(435)
	JNL/JPMorgan Nasdaq® Hedged Equity	(741)
	JNL/JPMorgan U.S. Government & Quality Bond	(443)
	JNL/JPMorgan U.S. Value	(497)
	JNL/Loomis Sayles Global Growth	(695)
	JNL/Lord Abbett Short Duration Income	(710)
	JNL/Mellon Communication Services Sector	(490)
	JNL/Mellon Consumer Discretionary Sector	(489)
	JNL/Mellon Consumer Staples Sector	(547)
	JNL/Mellon Energy Sector	(488)
	JNL/Mellon Financial Sector	(487)
	JNL/Mellon Healthcare Sector	(486)
	JNL/Mellon Industrials Sector	(548)
	JNL/Mellon Information Technology Sector	(485)
	JNL/Mellon Materials Sector	(549)
	JNL/Mellon Real Estate Sector	(551)

PREMIUM ALLOCATIONS CONTINUED ON PAGE 8.

ICC24 VDA 730 10/24 Page 7 of 14 **V730 04/26**

Premium Allocation (continued from pages 6 and 7)

Tell Jackson how you want your annuity Premiums invested.

TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENT-AGES.

Total number of allocation selections may not exceed 99.

%	Option	Code
	JNL/Mellon Utilities Sector	(554)
	JNL/Mellon World Index	(580)
	JNL/MFS Equity Income	(541)
	JNL/MFS Mid Cap Value	(496)
	JNL/Morningstar SMID Moat Focus Index	(735)
	JNL/Morningstar U.S. Sustainability Index	(544)
	JNL/Morningstar Wide Moat Index	(696)
	JNL/Neuberger Berman Strategic Income	(522)
	JNL/Newton Equity Income	(599)
	JNL/PIMCO Income	(555)
	JNL/PIMCO Investment Grade Credit Bond	(596)
	JNL/PIMCO Real Return	(433)
	JNL/PPM America High Yield Bond	(491)
	JNL/PPM America Investment Grade Credit	(736)
	JNL/PPM America Total Return	(557)
	JNL/RAFI ® Fundamental U.S. Small Cap	(707)
	JNL/RAFI ® Multi-Factor U.S. Equity	(708)
	JNL/T. Rowe Price Capital Appreciation	(598)
	JNL/T. Rowe Price Capital Appreciation Equity	(742)
	JNL/T. Rowe Price Growth Stock	(445)
	JNL/T. Rowe Price Mid-Cap Growth	(446)
	JNL/T. Rowe Price Short-Term Bond	(431)
	JNL/T. Rowe Price Value	(472)
	JNL/Vanguard Growth ETF Allocation	(568)
	JNL/Vanguard Moderate ETF Allocation	(566)
	JNL/Vanguard Moderate Growth ETF Allocation	(567)
	JNL/WCM Focused International Equity	(676)
	JNL/Westchester Capital Event Driven	(569)
	JNL/WMC Balanced	(438)
	JNL/WMC Equity Income	(559)
	JNL/WMC Value	(476)

%	Fixed Account Option	Code
	1-Year	(041)

NOTE: The Contract permits Jackson, without advance notice (state variations may apply), to restrict the amount of Premium payments into, and the amount and frequency of transfers into and from, the Fixed Account Option; to close the Fixed Account Option; and to require transfers from the Fixed Account Option. Accordingly, you should consider whether investment in the Fixed Account Option is suitable given your investment objectives.

%	Systematic Investment Options: Special Dollar Cost Averaging (DCA+) ($15,000 contract minimum)	Code
	6-month	(030)
	12-month	(032)

NOTE: If selected, use Systematic Investment Form (V5975) to allocate your Designated Option(s). The 6- or 12-month DCA+ account will earn interest at the rate of the 1-Year Fixed Account Option unless a promotional rate applies.

ICC24 VDA 730 10/24 Page 8 of 14 **V730 04/26**

ICC24 VDA 730 10/24 Page 9 of 14 V730 04/26 Add-On Benefits Jackson + Protect For Life GMWB with Step-Up (Ages 35-70) Death Benefit Return of Premium Guaranteed Minimum Death Benefit (Ages 0-80) Guaranteed Minimum Withdrawal Benefit May not be available in all states and once selected cannot be changed. 1,2 If no Add-On Death Benefit is selected, your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details. Add-On Benefits: Additional charges will apply. Please see the prospectus for details. Certain broker-dealers may limit the Add-On Benefits available under the Contract. Please see Applicant Acknowledg- ments on page 11. May not be selected on Stretch IRAs, Stretch Roth IRAs, Non-Qualified Stretches, 10-Year Qualified Deferrals or 10-Year Roth Deferrals. Election age limitations apply based on the age of the Owner(s) or Designated Lives.

Page 10 of 14 V730 04/26ICC24 VDA 730 10/24 Electronic Delivery Authorization Do you consent to electronic delivery of documents? Yes No Statements and transaction confirmations Other Contract-related correspondence ALL DOCUMENTS Contract and prospectus Disclosure documents My email address is: If no election is made, Jackson will default to " No." Registration at jackson.com is required for electronic delivery of documents. Please provide one email address and print clearly. If you authorize electronic delivery but do not provide an email address or the address is illegible, electronic delivery will not be initiated. Check the box(es) next to the type of documents you wish to receive electronically. If electronic delivery is authorized but no document type is selected, the selection will default to "All Documents." Jackson offers the ability to receive documents via electronic delivery (e-delivery). This disclosure will help you decide whether you would like to consent to e-delivery. If you do not consent to e-delivery, you will continue to receive documents via physical mail. Please read this carefully and in its entirety. If you consent, Jackson will provide documents related to your Contract by e-delivery. Jackson will provide documents via e-delivery if it is consistent with the applicable state and federal law, delivery preferences are updated, and the Contract is still active. You may request your delivery preferences to be changed at any time. For security purposes, your online access is subject to monitoring. If you fail to access your jackson.com account for an extended period of time or if we detect suspicious activity on your account, you may be required to reset your access credentials and/or reidentify yourself. Jackson will notify you if this is required and provide instructions on how to complete that process. Jackson will continue to generate documents electronically into your Filing Cabinet so that they may be accessed once you have reauthenticated. Any document that Jackson sends by e-delivery which complies with applicable law, will have the same force and effect as if that document were sent in a paper form. This consent covers all electronic documents and communications for any eligible* Contract(s) through the Company, which may include, but are not limited to, applications, supplements, Contract delivery notices, Contracts, prospectuses, prospectus supplements, statements of additional information, tailored shareholder reports, annual and semiannual reports, confirmation statements, annual or quarterly statements, and any Contract-related correspondence including claims and servicing correspondence. You may continue to receive some paper documents as required by law. This consent applies only to document types available via e-delivery at the time consent is given. Jackson will notify you and provide an additional consent option if additional document types become available via e-delivery. Please note election for electronic tax documents must be completed once you log onto your account on jackson.com. The Company will notify you of the availability of your document(s) by email. Jackson will not charge a fee for this service. Please make sure a current email address is provided and update your profile on jackson.com if your email address changes. After registration, you may access your Filing Cabinet to view your document(s). Documents will be available in your Filing Cabinet as long as you have a jackson.com account. To successfully receive documents via e-delivery, internet access, an active email account, and Adobe Acrobat Reader are required. Also, pop-up blockers must be turned off. Please note some internet browsers may not function well within jackson.com. If a browser error occurs, use a different internet browser. If you do not already have Adobe Acrobat Reader, it can be downloaded for free at www.adobe.com. Paper copies of documents may be requested by calling the Customer Care Center number below for no additional charge. Consent can be revoked by updating your preferences on jackson.com or by calling the Customer Care Center at 866-349-4564. I will notify the Company of any new email address. If you consent to the terms outlined above for electronic transmissions, check the box above. *Eligible refers to Contracts that are currently inforce or that will be inforce and are available for electronic transmission.

Notice to Applicant Applicant Acknowledgments ICC24 VDA 730 10/24 Page 11 of 14 V730 04/26 Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment performance of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. I (We) hereby represent to the best of my (our) knowledge and belief that I (we) have made an informed decision to purchase this product and, if applicable, have reviewed the differences between this product and my (our) original product. The product fits my (our) investment needs and objectives, liquidity needs, time horizon, risk tolerance and my (our) general financial situation. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be re-determined each Redetermination Date. The re-determined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. (Only applicable to Contracts with a Fixed Account Option.) 9. I (We) understand and acknowledge that amounts payable under the Contract may be subject to a Withdrawal Charge and/or a Market Value Adjustment(s), if applicable, which may cause the values to decrease if withdrawn or transferred prior to a specified date or dates as stated in the Contract. 10. I (We) understand that Jackson offers other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) Financial Professional. 11. I (We) acknowledge and represent that I (we) have executed this application, and that my (our) signature(s) below (including my (our) electronic signature(s)) is (are) my (our) true and valid signature(s). I (We) further authorize Jackson to accept any electronic signature(s) that I (we) may make to this application. 12. I (We) understand that certain broker-dealers may limit the Investment Divisions, Fixed Account Option, and/or Add-On Benefits available under the Contract. I (We) have discussed these limitations with my (our) Financial Professional and have been provided with a list of Investment Divisions, Fixed Account Option and Add-On Benefits currently available for election through my (our) broker-dealer. I (We) understand that any application including an allocation to an Investment Division or Fixed Account Option or election of an Add-On Benefit not available through my (our) broker-dealer will not be accepted. I (We) understand that the Investment Divisions, Fixed Account Option, and/or Add-On Benefits not available through my (our) broker-dealer may be available through other broker-dealers.

Page 12 of 14 V730 04/26ICC24 VDA 730 10/24 Owner's Signature Date Signed (mm/dd/yyyy) State Where Signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Applicant Signatures State Where Signed Check this box if the IRS has notified you that you are subject to backup withholding. U.S. Tax Certifications Not FDIC/NCUA Insured Not bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency It is required for Good Order that all applicable parties to the Contract sign here. Required replacement form(s) must be signed on or before the application signature date. Under penalties of perjury, I certify that: 1. My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number, 2. I am not subject to backup withholding (or if I am, I have checked the box below), 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. For items 3 and 4, if I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 to certify my foreign status and, if applicable, claim treaty benefits. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Page 13 of 14 V730 04/26ICC24 VDA 730 10/24 Financial Professional Acknowledgments and Signature I did not use sales material(s) during the presentation of this Jackson product to the applicant. I used only Jackson-approved sales material(s), including electronically presented materials, during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant. Financial Professional Acknowledgments and Signature continued on page 14. Complete this certification regarding sales material section only if: The applicant has other existing policies or annuity contracts AND Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract. By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have reviewed all of the applicant's information, and I believe that my recommendation to purchase this annuity is in line with the applicant's financial situation and investment needs, and meets the appropriate standard of care (i.e. suitability or best interest) based on the facts disclosed by said applicant. I also attest that I have provided the applicant with all pertinent information about the product, including disclosure of the risks involved, allowing the applicant to make an educated and informed decision about this purchase. Based on my completion of the required general annuity and/or Jackson product training, I believe this transaction is suitable and in the best interest of the applicant given the applicant's financial situation and needs. 3. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensured that this replacement (if applicable) is consistent with that position. 4. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief. 5. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced or changed is true and accurate to the best of my knowledge and belief. 6. I have discussed all applicable limitations to Investment Divisions, Fixed Account Option, and/or Add-On Benefit availability with the applicant and have provided the applicant with a list of Investment Divisions, Fixed Account Option, and Add-On Benefits currently available for election. 7. I have obtained prior approval from the soliciting broker-dealer to submit this application to Jackson. I certify that:

Financial Professional Acknowledgments and Signature (continued from page 13)

! All Financial Professional certifications, licenses and trainings must be completed prior to application execution.

Financial Professional # 1 Signature | **Date Signed (mm/dd/yyyy)** | **Jackson Assigned ID**

First Name | Middle Name | Last Name

Financial Institution

Email Address (print clearly) | Business Phone Number (incl.area code) | Extension

If more than one Financial Professional is participating on this case, all Financial Professional names and Jackson Assigned IDs for each must be listed below.

Financial Professional # 2 Name | Jackson Assigned ID

Financial Professional # 3 Name | Jackson Assigned ID

Financial Professional # 4 Name | Jackson Assigned ID

ICC24 VDA 730 10/24 Page 14 of 14 **V730 04/26**